                                                                    Exhibit 10.2

CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.

                  BIOINFORMATICS ACCESS AND LICENSE AGREEMENT


        This Bioinformatics Access and License Agreement (the "Agreement") is dated as of August 1, 1996 (the "Effective Date"), and is entered by and between Millennium Pharmaceuticals, Inc., a Delaware corporation with its principal offices at 640 Memorial Drive, Cambridge, MA 02139-4815 ("Millennium") and American Home Products Corporation, a Delaware corporation acting through its Wyeth-Ayerst Research Division, with its principal offices at 555 East Lancaster Pike, St. Davids, PA 19087 ("AHP").

        WHEREAS, Millennium has developed and owns certain bioinformatics computer software and other related technology; and

        WHEREAS, AHP desires to use such software and other technology and Millennium is willing to deliver copies to AHP of such software and other technology and assist AHP in the installation and implementation thereof, together with a grant to AHP of a nonexclusive right to use such software and other technology on the terms and conditions set forth herein.

        NOW, THEREFORE, in consideration of these premises and the mutual covenants herein contained, Millennium and AHP hereby agree as follows:

1.      Definitions

        1.1 Affiliate" means any corporation, company partnership, joint venture and/or firm which controls, is controlled by or is under common control with a Party. For purposes of this Section 1.1, "control" shall mean, (a) in the case of corporate entities, direct or indirect ownership of at least fifty percent (50%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least fifty percent (50%) of the equity interest with the power to direct the management and policies of such non-corporate entities, provided, however, that the foregoing shall not include any entity with respect to which there is a contractual restriction on the right to elect a majority of the directors.

        1.2 "Bioinformatics Joint Management Team" or "Bioinformatics JMT" means a joint management team, as described in Section 7.1.

        1.3 "CNS Agreement" shall mean the CNS Research, Collaboration and License Agreement between the Parties hereto that was executed on even date herewith.

        1.4 "Confidential Information" means all materials, know-how or other information, including, without limitation, proprietary information and materials (whether or not patentable or copyrightable) regarding a Party's technology, products, business information or objectives, which is designated as confidential in writing by the disclosing Party, whether by letter or by the use of an appropriate stamp or legend, prior to or at the time any such material, trade secret or other information is disclosed by the disclosing Party to the other Party. Notwithstanding the foregoing, materials, know-how or other information which is orally, electronically or visually disclosed by a Party, or is disclosed in writing without an appropriate letter, stamp or legend, shall constitute Confidential Information if the disclosing Party, within thirty (30) days after such disclosure, delivers to the other Party a written document or documents describing the materials, know-how or other information and referencing the place and date of such oral, visual, electronic or written disclosure and the names of the persons to whom such disclosure was made, provided, however, that (i) the Millennium Bioinformatics Technology shall constitute Confidential Information, and (ii) any technical information disclosed at a meeting of the Bioinformatics JMT or the Steering Committee shall constitute Confidential Information, even if not identified as confidential, unless otherwise specified.

        1.5 "Documentation" means the software documentation identified in Exhibit A (as modified from time to time in hard copy and/or electronic format) delivered by Millennium to AHP for use in association with the Millennium Bioinformatics Technology.

        1.6 "Management Committee(s)" means the Bioinformatics JMT and/or the Steering Committee.

        1.7 "Millennium Bioinformatics Patent Rights and Copyrights" means a patent or copyright which covers Millennium Bioinformatics Technology that is owned or controlled by Millennium and as to which Millennium has the right to grant licenses without violating the terms of any agreement with a third party.

        1.8 "Millennium Bioinformatics Technology" means integrated software tools, in object code form only, the current version of which is identified in Exhibit A (such Exhibit A to be modified from time to time to include new functionality in general use by

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CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


the relevant researchers at Millennium for the ********* ************************************************************ which (a) are (i)
developed by or for Millennium or (ii) acquired by Millennium and with respect to which Millennium has the right to grant licenses or sublicenses (if AHP bears any incremental costs incurred by Millennium in connection with the grant of the license or sublicense to AHP) without violating the terms of any agreement with a third party, and (b) are delivered to AHP for the ********* ************************************************** (regardless of
************************************************* including but not limited to software tools used (1) to analyze ************** *** and ******************
(2) to predict ******************* and ********************* and ********* of
the **************** by ***** and (3) to identify the
************************* of ***** from proprietary databases or from publicly available databases, provided, however, that Millennium Bioinformatics Technology shall not include (A) metatools (i.e., software tools used to develop the Millennium Bioinformatics Technology itself), (B) source code, (C) any software tools used in high throughput genotyping, or (D) software delivered pursuant to the TPT Agreement.

        1.9 "Party" means AHP or Millennium; "Parties" means AHP and Millennium.

        1.10 "Platform" means the hardware and software configuration broadly specified in Exhibit A (as modified from time to time by the Bioinformatics JMT in accordance with Section 7.1) that is required to use the Millennium Bioinformatics Technology.

        1.11 "Requisite Majority" means, with respect to any Management Committee, a majority of the members of such Management Committee, provided that such majority must include at least two (2) representatives of each Party.

        1.12 "Steering Committee" shall have the meaning ascribed to such term in the CNS Agreement.

        1.13 "Term" means the term of this Agreement as set forth in Section
9.1.

        1.14 "Third Party Software" means software, listed in Exhibit A, licensed to Millennium by a third party which AHP is required to license directly from such third party.

        1.15 "TPT Agreement" shall mean the Transcription Profiling Technology Access and License Agreement between the Parties hereto that was executed on even date herewith.

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        1.16 "Upgrade" means a revision of the Millennium Bioinformatics
Technology or Documentation (including for example, error corrections, modifications, or enhancements) that Millennium has installed at and is in productive use at Millennium.

        1.17 "Wholly-Owned Subsidiary" means any corporation, company partnership, joint venture and/or firm which is completely controlled by a party hereto. For purposes of this Section 1.17, "complete control" shall mean, (a) in the case of corporate entities, direct or indirect ownership of at least ninety-five percent (95%) of the stock or shares having the right to vote for the election of directors, and (b) in the case of non-corporate entities, direct or indirect ownership of at least ninety-five percent (95%) of the equity interest with the power to direct the management and policies of such non-corporate entities.

2.      Licenses.

        2.1 Internal Use License. Subject to the terms and conditions contained herein, Millennium grants AHP and its Wholly-Owned Subsidiaries a nonexclusive, nontransferable right and license (without the right to sublicense any of such rights) to (a) use, copy and internally distribute (exclusively to facilities of AHP and its Wholly-Owned Subsidiaries ("AHP Facilities") for use exclusively by employees and agents of AHP and its Wholly-Owned Subsidiaries) the Millennium Bioinformatics Technology and (b) to prepare derivative works of the Millennium Bioinformatics Technology for the purpose of merging or interfacing the Millennium Bioinformatics Technology with software of AHP and of its Wholly-Owned Subsidiaries, provided, however, that AHP shall not have the right to use any source code of the Millennium Bioinformatics Technology to prepare such derivative works and AHP shall not have the right to distribute such derivative works to third parties other than agents of AHP working on behalf of AHP. AHP shall inform Millennium, in writing, of all AHP Facilities at which Millennium Bioinformatics Technology is being used or otherwise accessed, whether by installation or through electronic data access.

        2.2 Documentation. Subject to the terms and conditions contained herein, Millennium grants AHP and its Wholly-Owned Subsidiaries a nonexclusive, nontransferable right and license to (a) use, copy, internally distribute exclusively to and for use exclusively by employees and agents of AHP and its Wholly-Owned Subsidiaries and (b) prepare derivative works of the Documentation solely for use with the Millennium Bioinformatics Technology.

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        2.3     License Restrictions.  AHP shall not and its Wholly-Owned
Subsidiaries shall not:

                (a) decompile, disassemble or otherwise reverse engineer the Millennium Bioinformatics Technology;

                (b) use, copy or distribute the Millennium Bioinformatics Technology or Documentation directly or indirectly, except as expressly permitted under this Agreement;

                (c) use the Millennium Bioinformatics Technology or Documentation for any purpose for the benefit of any other person or entity, provided, however, that this restriction shall not prevent AHP from manufacturing or distributing any compounds or other products developed using the Millennium Bioinformatics Technology;

                (d) enhance, modify or prepare derivative works (except as provided above in Section 2.1) of the Millennium Bioinformatics Technology.

3.      Delivery, Installation and Acceptance.

        3.1 Delivery. Millennium shall, within fifteen (15) days of the Effective Date, provide to AHP one (1) master hard copy of the Documentation.

        3.2 Installation. Millennium agrees to install the Millennium Bioinformatics Technology at a facility of AHP in the United States (designated by AHP), provided that AHP has purchased and installed the Platform (including obtaining necessary licenses from third parties) specified in Exhibit A hereto. If the Platform is not installed at the time the Millennium Bioinformatics Technology is delivered to AHP, Millennium shall have thirty (30) days from the date it is notified by AHP that such Platform is installed at AHP to install the Millennium Bioinformatics Technology. The cost of such initial installation is included in the license fee; provided, however, that Millennium shall not be under any obligation to acquire any Third Party Software for AHP or obtain any other software required to complete the Platform. Millennium shall install Upgrades as determined by the Bioinformatics JMT and AHP shall use its reasonable efforts to enable the installation of Upgrades as soon as available from Millennium.


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CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


        3.3 Acceptance.

        (a) Millennium shall only be obligated to install the Millennium Bioinformatics Technology at one AHP Facility, and if AHP elects to have the Millennium Bioinformatics Technology installed at any other AHP Facility, AHP shall install the Millennium Bioinformatics Technology itself or, if Millennium agrees, pay Millennium at Millennium's then standard rates to install the Millennium Bioinformatics Technology at such additional facility or facilities.

        (b) The Bioinformatics JMT shall define specific acceptance criteria (the "Acceptance Criteria"), which will be approved by the Steering Committee, and which will be used by the Bioinformatics JMT to determine when each item of Millennium Bioinformatics Technology has been ***************************** ******************************************* other AHP Facilities selected by AHP and approved by the Bioinformatics JMT, which approval shall not be unreasonably withheld. Such criteria shall be based on the following factors:

            (1)       The Millennium Bioinformatics Technology shall
                      **************************************
                      **************************************** Millennium.

            (2)       The Millennium Bioinformatics Technology shall
                      ***************************************************
                      ************************************************ AHP
                      Facility.

            (3) Millennium has provided or made reasonable offers to provide at least ******************** training sessions for ****** persons referred to in Section 6.4 of this Agreement.

        (c) When Millennium notifies the Bioinformatics JMT that it has installed the Millennium Bioinformatics Technology, the Bioinformatics JMT shall then determine in good faith whether such installation satisfies the Acceptance Criteria.

4.  Ownership of Software and Source Code Escrow.

    4.1 Millennium Bioinformatics Technology. Millennium and its licensors shall retain all their respective rights, title and interest in the Millennium Bioinformatics Technology, Millennium Bioinformatics Patent Rights and Copyrights and Documentation and



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
CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION. ASTERISKS DENOTE SUCH OMISSIONS.


    Millennium shall retain all rights, title and interest in all modifications and derivative works thereof made by Millennium during the term of this Agreement, and AHP and its Wholly-Owned Subsidiaries shall not take any action inconsistent with such title and ownership. AHP and its Wholly-Owned Subsidiaries shall retain all of its/their rights, title and interest, subject to Millennium's rights in the underlying Millennium Bioinformatics Technology, in any derivative works it prepares pursuant to Section 2.1 of this Agreement.

    4.2 Intellectual Property Protection. AHP and its Wholly-Owned Subsidiaries shall maintain the Millennium Bioinformatics Technology in strict confidence under the terms and conditions of Article 8 hereof and shall not alter or remove any printed or on-screen copyright, trade secret, proprietary and/or other legal notices contained on or in copies of the Millennium Bioinformatics Technology or Documentation.

    4.3 Source Code Escrow. The Parties shall enter into a software escrow agreement with Data Securities International or another mutually acceptable escrow agent in substantially the form attached hereto as Exhibit B. Millennium shall deposit the source code for the Millennium Bioinformatics Technology in a source code escrow account with the escrow agent within thirty (30) days after the Bioinformatics JMT determines that the installation of the Millennium Bioinformatics Technology has satisfied the Acceptance Criteria. Millennium shall also deposit the source code for any Upgrades of the Millennium Bioinformatics Technology which it delivers to AHP. All costs associated with such escrow shall be borne by Millennium. Such source code shall be released only upon an uncured material breach by Millennium of any Section of this Agreement other than Section 8 or upon any intentional or grossly negligent disclosure of Confidential Information of AHP. In the event that such escrow agreement is terminated, at the election of AHP, the Parties shall enter into a new escrow agreement with another mutually agreeable escrow agent.

    4.4 Third Party Software. AHP shall obtain its own licenses to the Third Party Software at its expense.

5.  Payments.

    5.1 License Fee. In consideration of the licenses granted herein, AHP shall pay Millennium a total of *********** payable in nine (9) installments as follows:


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CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


    (a) ******************************** upon the Bioinformatics JMT determining that the Millennium Bioinformatics Technology has been installed and that Acceptance Criteria have been met;

    (b) ****************************************************** on the first day of each of eight (8) consecutive quarters beginning on the first anniversary of the Effective Date of this Agreement, each of such payments being contingent upon continuation of the Agreement up to the date the payment is due.

    5.2 Support and Maintenance Fees. In consideration of the support and maintenance services provided by Millennium pursuant to Section 6, AHP shall pay to Millennium a service fee of ******** for the first year with such payment due and payable on the date the Bioinformatics JMT determines that the Millennium Bioinformatics Technology satisfies the Acceptance Criteria. In the event that the Millennium Bioinformatics Technology has not met the Acceptance Criteria within sixty (60) days after AHP notifies Millennium that the Platform has been installed, the ******** service fee shall be reduced by one twelfth (1/12) for each month after the expiration of such sixty (60) day period that the Millennium Bioinformatics Technology has not yet met the Acceptance Criteria. Thereafter, for the remainder of the initial Term starting on the first anniversary of the Effective Date of this Agreement, AHP shall pay to Millennium a service fee of ******** due and payable on the first day of each calendar quarter unless this Agreement is terminated prior to the applicable payment date.

    5.3 Extension Fees. In the event AHP extends the Term of this Agreement pursuant to Section 9.1, beyond its initial five (5) year term, AHP shall pay an annual extension fee which shall be calculated as follows. The first annual extension fee shall be the ************************************* adjusted by the cumulative percentage change in the ************************** *****. Subsequent annual extension fees shall be subject to an annual adjustment equal to the
**********************************
*************************************************************
******************************************************.

    5.4 Payment Terms. All payments due under this Agreement shall be made in U.S. dollars, and, at Millennium's election, (i) shall be mailed to Millennium's principal office identified above or (ii) shall be made by wire transfer to such bank account as Millennium may designate from time to time.


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CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


6.  Support, Training and Consulting

    6.1 Support. Millennium shall provide the support services to AHP described in this Article 6 for the support and maintenance fee set forth in Section 5.2 or Section 5.3 or such other support services as the Parties may find mutually agreeable. Any revisions to the Millennium Bioinformatics Technology made by Millennium in connection with such support services shall be treated for all purposes under this Agreement as Millennium Bioinformatics Technology and all intellectual property rights therein shall be retained by Millennium.

    6.2 Millennium Support and Maintenance Obligations.

    Subject to payment of the Support Fee identified in Section 5.2 or Section 5.3, Millennium shall provide the following Support Services for the Millennium Bioinformatics Technology (but not the Third Party Software):

        (a) Problem reporting, tracking and monitoring by electronic mail via the Internet;

        (b) Reasonable telephone support for problem determination, verification and resolution on a call-back basis during Millennium's normal business hours of 9 a.m. to 5 p.m. Eastern Standard Time; and

        (c) Upgrades installed and in productive use at Millennium which Millennium shall deliver and install in accordance with the instructions of the Bioinformatics JMT no more frequently than semi-annually;

        (d) Training pursuant to Section 6.4;

        (e) Diligent work to promptly resolve defects and errors in the Millennium Bioinformatics Technology or Documentation in accordance with the following schedule:

ERROR PRIORITY (1)             RESPONSE (2)             CLOSURE (3)

Emergency (A)                   ********                ******
Critical (B)                     ******                 *******
Non-Critical (C)                *******                 ************

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
        (1)     Priority:

                -A- Catastrophic product or module failures that do not have a viable detour or work around available.

                -B- Problems that have been substantiated as resulting in substantial impairment of functionality to users. This includes any priority A failure for which a viable detour or work around is available.

                -C- All other problems which the user can easily avoid or detour and for which there is no urgency for a resolution.

                (2) Response: Response consists of providing, as appropriate, one of the following to AHP: an existing correction; a new correction; a viable detour or work around; a request for more information to complete analysis of the problems, or a reasonable plan on how the problem will be corrected. In addition, for Emergency priority errors, Millennium shall devote full-time attention to developing a response until Closure.

                (3) Closure: Closure consists of installing a final correction or work around of the problem, including Upgrades and revised or new Documentation as necessary.

The maintenance and technical support described above shall be provided by Millennium only for the then current release level of the Millennium Bioinformatics Technology unless the maintenance and technical support of an earlier release could be provided by Millennium with substantially the same effort required by Millennium to maintain and support the current version. Notwithstanding the previous sentence, while a new Upgrade is being installed at AHP, Millennium shall continue to support the earlier release until the Bioinformatics JMT determines that the Upgrade has been successfully installed at AHP. In addition, in the event that any problem is the result of a derivative work prepared by AHP, Millennium shall have the right to charge AHP at Millennium's standard rates for the time spent resolving such problem.


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CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


        6.3 AHP Obligations.

        AHP agrees:

                (a) that the designated contact person(s) identified on Exhibit C (or such other replacement individual as AHP may designate) shall be the sole contact for the coordination and receipt of the Support Services set forth in
Section 6.2, which person shall be knowledgable and trained on the Millennium Bioinformatics Technology;

                (b) to maintain for the term of this Agreement, an electronic mail link-up with Millennium via the Internet and dial-in access for Millennium to the systems of AHP running the Millennium Bioinformatics Technology to enable Millennium to test and verify reported problems;

                (c) to provide reasonable supporting data to and aid in the identification and correction of reported problems;

                (d) to treat all periodic software Upgrades delivered under this Agreement as Millennium Bioinformatics Technology and as Confidential Information under Section 8.

        6.4 Training. Millennium shall train AHP employees and/or employees and agents of AHP's Wholly-Owned Subsidiaries in the use of the Millennium Bioinformatics Technology during the initial term of this Agreement. In the first year of this Agreement, such training shall consist of ****************************** ********** (to train reasonably appropriately skilled persons) training sessions for up to *********** employees and agents per session. Thereafter, Millennium shall conduct **************** ******* training sessions per year for up to twelve (12) employees and agents per session. In addition, Millennium shall conduct *** *************** training sessions for up to *********** employees and agents each for each Upgrade delivered to AHP. In the event that AHP requires any additional training sessions to be conducted, if Millennium agrees, such training sessions shall be provided at Millennium's then standard rates. All training shall be conducted at Millennium's or AHP's offices as determined by the Bioinformatics JMT to be most efficient for the Parties.

        6.5 Consulting Services. Millennium shall provide AHP and AHP's Wholly-Owned Subsidiaries with up to ****************** days per year of consulting services related to the use of the Millennium Bioinformatics Technology, including services provided in connection with the integration of the Millennium


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
Bioinformatics Technology into the informatics systems of AHP and of AHP's Wholly-Owned Subsidiaries, including networking to remote sites. Such consulting services shall be provided at the facilities of AHP or Millennium or by telephone as mutually agreed to by the Parties.

        6.6 Quarterly Update. Millennium shall deliver to AHP a report detailing developments and enhancements to the Millennium Bioinformatics Technology developed or under development by Millennium during the prior calendar quarter. Such report shall be provided to each AHP representative on the Bioinformatics JMT within thirty (30) days after the end of each calendar quarter during the term of the Agreement.

7.  Project Management.

        7.1 The Bioinformatics JMT.

        (a) As soon as practicable after the Effective Date, the Parties shall establish a Bioinformatics JMT, consisting of four (4) representatives designated by AHP and four (4) representatives designated by Millennium. Each Party shall make its initial designation of its representatives not later than thirty (30) days after the Effective Date.

        (b) The Bioinformatics JMT shall be responsible for coordinating and insuring the successful transfer to AHP of the Millennium Bioinformatics Technology and any subsequent Upgrades delivered to AHP. The Bioinformatics JMT shall also be responsible for approving the details of the Platform and such approval must be obtained before the Platform shall be treated as installed by AHP. Once the Bioinformatics JMT approves the details of the Platform, the Platform specified in Exhibit A shall be considered modified to include such details.

        7.2 Steering Committee. The Steering Committee shall be responsible for the definition of global priorities and the approval of the decision of the Bioinformatics JMT relating to the Acceptance Criteria. The Steering Committee shall also be responsible for resolving any disputes arising out of this Agreement not resolved by the Bioinformatics Joint Management Team.


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
        7.3 Management Committee Decisions.

        The Parties agree that the objective of the Management Committees shall be to resolve all matters unanimously. However, in the absence of unanimity, the following rules shall apply:

                (a) Bioinformatics JMT. The agreement of a Requisite Majority of the Bioinformatics JMT shall be required for the Bioinformatics JMT to take any action. Any member of the Bioinformatics JMT who is not present at any meeting either in person or by designated alternate may appoint another representative or alternate as his/her proxy on his/her behalf on all matters coming to a vote. The Bioinformatics JMT may conduct meetings by telephone or video conference. If the Bioinformatics JMT is unable to reach agreement by a Requisite Majority on any issue within its purview, such issue shall be referred to the Steering Committee.

                (b) The Steering Committee. The agreement of a Requisite Majority of the members of the Steering Committee shall be required for the Steering Committee to take any action. Any member of the Steering Committee who is not present at any meeting either in person or by designated alternate may appoint another representative or alternate as his/her proxy on his/her behalf on all matters coming to a vote. The Steering Committee may conduct meetings by telephone or video conference. If the Steering Committee is unable to reach a decision by a Requisite Majority on any issue within its purview, including without limitation unresolved issues referred to it by the Bioinformatics JMT, such issue shall be referred to the President of Wyeth-Ayerst Research Laboratories and the Chief Executive Officer of Millennium (the "Executive Officers") for resolution.

                (c) Decisions by Executive Officers. It is the intention of the Parties that any issue referred by the Steering Committee to the Executive Officers shall be resolved by negotiation in good faith as soon as practicable but no later than thirty (30) days after its referral. Each Executive Officer shall have the right to engage the services of any number of independent experts in the field in question (the individual so engaged by each Executive Officer to be reasonably acceptable to the other Executive Officer in terms of independence and expertise, and shall be engaged under obligations of confidentiality) to assist the Executive Officer in making a joint determination in the best interests of the collaboration, and each Executive Officer shall be obligated to consider in good faith the analyses and opinions of any such independent experts engaged by either of them in


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
making a determination. Such resolution, if any, of a referred issue shall be final and binding on the Parties, and the Parties shall instruct the members of the Steering Committee designated by them to approve such resolution.

8.  Confidentiality

    8.1 Confidential Information. No Confidential Information disclosed by one Party to the other during the term of this Agreement shall be used by the receiving Party except as provided in this Agreement. Such Confidential Information shall be maintained in confidence by the receiving Party, and shall not otherwise be disclosed by the receiving Party to any other person, firm, or agency, governmental or private, without the prior written consent of the disclosing Party, except to the extent that the Confidential Information:

        (a) was known or used by the receiving Party prior to its date of disclosure to the receiving Party; or

        (b) either before or after the date of the disclosure to the receiving Party is lawfully disclosed to the receiving Party by sources other than the disclosing Party rightfully in possession of the Confidential Information; or

        (c) either before or after the date of the disclosure to the receiving Party becomes published or generally known to the public through no fault or omission on the part of the receiving Party; or

        (d) is independently developed by or for the receiving Party without reference to or reliance upon the Confidential Information; or

        (e) is required to be disclosed by the receiving Party to comply with applicable laws, to defend or prosecute litigation or to comply with governmental regulations, provided that the receiving Party provides prior written notice of such disclosure to the other Party and takes reasonable and lawful actions to avoid and/or minimize the degree of such disclosure.

        8.2 Employee Obligations. Each of the Parties agrees to provide Confidential Information received from the other Party only to such Party's employees, consultants and advisors, and to


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CONFIDENTIAL MATERIAL OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND
EXCHANGE COMMISSION.  ASTERISKS DENOTE SUCH OMISSIONS.


the employees, consultants, and advisors of such Party's Wholly-Owned Subsidiaries, who have a need to know and have an obligation to treat such information and materials as confidential.

        8.3  Term.  All obligations of confidentiality imposed under this
Article 8 for all Confidential Information other than any source code for the Bioinformatics Technology shall expire five (5) years following expiration or termination of this Agreement, including any renewals thereof.

9.  Term and Termination.

    9.1 Term. This Agreement shall commence on the Effective Date and shall expire on the fifth anniversary of the Effective Date (the "Term"), unless earlier terminated pursuant to Section 9.2. Upon expiration of the initial five year Term of this Agreement, AHP may elect to renew this Agreement for successive renewal terms of ************* subject to the payment obligations of
Section 5.3. In order to renew the Agreement, AHP shall notify Millennium of such intent at least ninety (90) days prior to the end of the initial Term or any renewal term.

    9.2 Termination. This Agreement may be terminated, prior to the expiration of its term only under the following circumstances:

        (a) By AHP, if the Millennium Research Program (as that term is defined in the CNS Agreement) or the CNS Agreement in its entirety is terminated by AHP;

        (b) By Millennium, if Millennium terminates the CNS Agreement;

        (c) By either Party in the event the other Party materially breaches a provision of this Agreement and the breaching Party either (i) fails to cure such breach within ninety (90) days of the receipt of notice of such breach from the non-breaching Party or (ii) if such breach is not susceptible to cure within ninety (90) days of the receipt of notice, the breaching Party is not diligently pursuing a cure (unless the breach, by its nature, is incurable in which case the Agreement may be terminated immediately);

        (d) By AHP, if AHP has installed the Platform in its facilities and ****************************************** ************************* which satisfies the Acceptance Criteria
****************************************************************
******************************************************.

        9.3 Breach of License Restrictions. Without limiting what may constitute a material breach of this Agreement, any intentional or grossly negligent transfer or distribution of Millennium Bioinformatics Technology or Documentation by AHP or any of AHP's Wholly-Owned Subsidiaries outside of AHP and AHP's Wholly-Owned Subsidiaries shall constitute an incurable, material breach of the Agreement pursuant to which Millennium may immediately terminate this Agreement.

        9.4 Compensation Upon Termination. Except as provided herein, Millennium shall not be responsible to AHP for compensation, damages or otherwise by reason of termination of this Agreement at any time. In addition, if the Agreement is terminated by Millennium pursuant to Section 9.2(b) or 9.3, in addition to other remedies that may be available to Millennium, AHP shall immediately pay to Millennium in a lump sum, any license fees payable under Section 5.1 that have not been paid as of the date of termination.

        9.5 Effects of Termination.

        (a) Upon expiration or termination of this Agreement for any reason, all rights, obligations and licenses of Millennium, AHP and AHP's Wholly-Owned Subsidiaries hereunder shall cease, except as provided in Section 9.5(c) below and except that AHP's liability for any charges, payments or expenses due to Millennium which accrued prior to the termination date shall not be extinguished by termination, and such amounts (if not otherwise due on an earlier date) shall be immediately due and payable on the termination date.

        (b) Upon expiration of this Agreement or upon termination of this Agreement for breach by AHP, AHP and its Wholly-Owned Subsidiaries shall have no further right to copy or use the Millennium Bioinformatics Technology or Documentation, and immediately after such termination or expiration date hereof, AHP and its Wholly-Owned Subsidiaries shall deliver to Millennium, at AHP's expense, all originals and copies of the Millennium Bioinformatics Technology and Documentation, including all translations and partial copies, whether or not modified or merged into other software or documentation, in the possession or under the control of AHP or an AHP Wholly-Owned Subsidiary. At Millennium's request, AHP shall certify in writing to Millennium within ten (10) days following termination that it has complied with this Section 9.5(b).

        (c) Upon termination of this Agreement for breach by Millennium, AHP and its Wholly-Owned Subsidiaries shall have the right to continue to use the Millennium Bioinformatics Technology pursuant to the terms and conditions of this Agreement for the remainder of the term of the license granted in this Agreement.

        (d) The provisions of Sections 10 (Warranty), 11 (Infringement Indemnification), 12 (Limitations on Liability), 13 (Compliance with Laws), 14 (General Provisions) and this Section 9 shall survive any termination or expiration of this Agreement according to their terms.

10.  Warranty and Disclaimer of Warranty.

     10.1 Warranty. To Millennium's knowledge, the Millennium Bioinformatics Technology does not infringe, at the time of delivery to AHP, any patents, trademarks, copyrights, trade secrets or other intellectual property rights of any third party.

     10.2 LIMITATION OF WARRANTY. EXCEPT AS PROVIDED IN SECTION 10.1 THE MILLENNIUM BIOINFORMATICS TECHNOLOGY, AND DOCUMENTATION ARE BEING PROVIDED "AS IS" WITHOUT WARRANTY OF ANY KIND AND MILLENNIUM HEREBY DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, WITH RESPECT TO THE MILLENNIUM BIOINFORMATICS TECHNOLOGY, AND DOCUMENTATION INCLUDING, WITHOUT LIMITATION, ALL IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE.


11.  Infringement Indemnification.

     11.1 Except as provided below, Millennium shall defend, indemnify and hold harmless AHP from and against any damages, liabilities, costs and expenses (including reasonable attorneys' fees, judgments and settlements) arising out of any claim that the Millennium Bioinformatics Technology or Documentation infringes a valid patent or copyright or misappropriates a trade secret of a third party, provided that (i) AHP shall have promptly provided Millennium written notice thereof and reasonable cooperation, information, and assistance in connection therewith, and (ii) Millennium shall have sole control and authority with respect to the defense, settlement, or compromise thereof. Should any Millennium Bioinformatics Technology and Documentation become or, in Millennium's opinion, be likely to become the subject of an injunction preventing its use as contemplated herein, Millennium may, at its option, (1) procure for AHP the right to continue using such Millennium Bioinformatics Technology and Documentation at no additional cost to AHP, (2) replace or modify such Millennium Bioinformatics Technology and Documentation so that it becomes non-infringing at no additional cost to AHP, provided that such replaced or modified Millennium Bioinformatics Technology operates in a reasonably equivalent manner. If (1) and
(2) are not reasonably available to Millennium, and AHP is not otherwise able to procure the right to continue using such Millennium Bioinformatics Technology and Documentation, Millennium shall, at its election, be released from its obligations under Section 6 and this Section 11.1 and, if Millennium is released in such case, AHP shall be released from its obligations under Section 6.3(a)-(c).

     11.2 Millennium shall have no liability or obligation to AHP hereunder with respect to any patent, copyright or trade secret infringement claim by a third party based upon (i) use of the Millennium Bioinformatics Technology and Documentation by AHP in combination with devices or products other than as required by Millennium, (ii) use of the Millennium Bioinformatics Technology, or Documentation in an application or environment for which such Millennium Bioinformatics Technology and Documentation were not designed or contemplated,
(iii) modifications, alterations or enhancements of the Millennium Bioinformatics Technology and Documentation not created by Millennium, (iv) use of the Millennium Bioinformatics Technology and Documentation by AHP with elements of the Platform which AHP failed to license from third parties, or (v) any claims of infringement of a patent, copyright or trade secret in which AHP or any Affiliate of AHP has an ownership interest. AHP shall indemnify and hold Millennium harmless from all costs, damages and expenses (including reasonable attorneys' fees) arising from any claim enumerated in clauses (i) through (iv) above.

     11.3 In the event that an infringement claim is brought against AHP which AHP in its good faith business judgment believes will result in an injunction preventing AHP from using the Millennium Bioinformatics Technology, AHP shall have the right, but not the obligation, to terminate this Agreement on ninety
(90) days notice to Millennium unless within such ninety (90) days period Millennium can obtain rights for AHP to continue using the Millennium Bioinformatics Technology at no additional cost to AHP or can modify the Millennium Bioinformatics Technology so that it no longer infringes at no additional cost of AHP provided such replaced or modified Millennium Bioinformatics Technology operates in a reasonably equivalent manner. In the event of any termination pursuant to this Section 11.3, AHP shall not be entitled to a refund of any payments made prior to the date of termination.

     11.4 The foregoing states the entire liability of Millennium with respect to infringement of patents, copyrights and trade secrets by the Millennium Bioinformatics Technology and Documentation or any part thereof or by their operation.

12.  Limitations on Liability.

     12.1 EXCEPT AS PROVIDED IN SECTION 11, MILLENNIUM'S LIABILITY FOR DAMAGES TO AHP FOR ANY CAUSE WHATSOEVER, REGARDLESS OF THE FORM OF ANY CLAIM OR ACTION, SHALL NOT EXCEED THE AGGREGATE LICENSE FEES, PAID BY AHP FOR THE MILLENNIUM BIOINFORMATICS TECHNOLOGY UNDER THIS AGREEMENT. MILLENNIUM SHALL IN NO EVENT BE LIABLE FOR ANY LOSS OF DATA, PROFITS OR USE OF THE MILLENNIUM BIOINFORMATICS TECHNOLOGY, OR FOR ANY SPECIAL, INCIDENTAL, INDIRECT OR CONSEQUENTIAL DAMAGES ARISING OUT OF OR IN CONNECTION WITH THE USE OR PERFORMANCE OF THE MILLENNIUM BIOINFORMATICS TECHNOLOGY AND/OR DOCUMENTATION.

     12.2 AHP will immediately inform Millennium as soon as AHP becomes aware of any threatened or actual liability claim by a third party relating to the Millennium Bioinformatics Technology.

13.  Compliance with Laws.

     13.1 Export. AHP shall not export, directly or indirectly, Millennium Bioinformatics Technology or Documentation, or other information or materials provided by Millennium hereunder, to any country for which the United States or any other relevant jurisdiction requires any export license or other governmental approval at the time of export without first obtaining such license or approval. It shall be AHP's responsibility to comply with the latest United States export regulations, and AHP shall defend and indemnify Millennium from and against any damages, fines, penalties, assessments, liabilities, costs and expenses (including reasonable attorneys' fees and court costs) arising out of any claim that Millennium Bioinformatics Technology or Documentation, or other information or materials provided by Millennium hereunder were exported or otherwise shipped or transported in violation of applicable laws and regulations.

     13.2 Compliance with Laws of Other Jurisdictions. AHP shall comply with all laws, legislation, rules, regulations, and governmental requirements, with respect to the Millennium Bioinformatics Technology and Documentation, and the performance by AHP of its obligations hereunder, existing in any jurisdiction in which AHP uses, directly or indirectly, the Millennium Bioinformatics Technology or Documentation. In the event that this Agreement is required to be registered with any governmental authority, AHP shall cause such registration to be made and shall bear any expense or tax payable in respect thereof.


14.  General Provisions.

     14.1 Notices. All notices, instructions and other communications hereunder or in connection herewith shall be in writing and shall be (i) delivered personally, (ii) sent by registered or certified mail, return receipt requested, postage prepaid, (iii) sent via a reputable overnight courier service, or (iv) sent by facsimile transmission, in each case to an address set forth below. Any such notice, instruction or communication shall be deemed to have been delivered upon receipt if delivered by hand, five business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, one business day after it is sent via a reputable overnight courier service, or when transmitted with electronic confirmation of receipt, if transmitted by facsimile (if such transmission is on a business day; otherwise, on the next business day following such transmission).

     Notices to Millennium shall be addressed to:

                  Millennium Pharmaceuticals, Inc.
                  640 Memorial Drive
                  Cambridge, Massachusetts 02139-4815

                  Attention:  Chief Executive Officer
                  Facsimile No.:  (617) 621-0264

          with a copy to:

                  Attention:  Legal Department
                  Facsimile No.: (617) 374-0074

     Notices to AHP shall be addressed to:

                  Wyeth-Ayerst Research
                  555 East Lancaster Pike
                  St. Davids, PA   19087

                  Attention: Office of the Senior Vice President
                              Global Business Development
                  Facsimile No.: (610) 688-9498
          with a copy to:

                  American Home Products Corporation
                  Five Giralda Farms
                  Madison, NJ   07940

                  Attention:      Associate General Counsel
                  Facsimile No.:  (201) 660-7155

Either Party may change its address by giving notice to the other Party in the manner herein provided.

     14.2 Force Majeure. No failure or omission by the Parties hereto in the performance of any obligation of this Agreement shall be deemed a breach of this Agreement or create any liability if the same shall arise from any cause or causes beyond the control of the Parties, including, but not limited to, the following: acts of God; acts or omissions of any government; any rules, regulations or orders issued by any governmental authority or by any officer, department, agency or instrumentality thereof; fire; storm; flood; earthquake; accident; war; rebellion; insurrection; riot; and invasion and provided that such failure or omission resulting from one of the above causes is cured as soon as is practicable after the occurrence of one or more of the above- mentioned causes.

     14.3 No Waiver. The waiver of a breach hereunder may be effected only by a writing signed by the waiving Party and shall not constitute a waiver of any other breach.

     14.4 Independent Contractors. It is understood and agreed that the relationship between the Parties hereunder is that of independent contractors and that nothing in this Agreement shall be construed as authorization for either AHP or Millennium to act as agent for the other. Members of the Bioinformatics JMT and the Steering Committee shall be, and shall remain, employees of Millennium or AHP, as the case may be. Neither Party shall incur any liability for any act or failure to act by members of the Bioinformatics JMT and the Steering Committee who are employees of the other Party.

     14.5 Governing Law. This Agreement shall be construed and the respective rights of the Parties hereto determined according to the substantive laws of the State of Delaware notwithstanding the provisions governing conflict of laws under such Delaware law to the contrary, except matters of intellectual property law which shall be determined in accordance with the relevant national intellectual property laws of the intellectual property in question.

     14.6 Section 365(n) of the Bankruptcy Code. All rights and licenses granted under or pursuant to any Section of this Agreement are, and shall otherwise be, deemed to be, for purposes of Section 365(n) of the Bankruptcy Code, licenses of rights to "intellectual property" as defined under Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. Upon the bankruptcy of either Party, the non-bankrupt Party shall further be entitled to a complete duplicate of (or complete access to, as appropriate) any such intellectual property, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, provided, however, that in the event that Millennium is the bankrupt Party, Millennium shall have the right to continue to fulfill its obligations under Section 6.2 until the end of the Term in order to prevent any source code from being released from escrow or otherwise being delivered to AHP and for so long as Millennium continues to fulfill its obligations under Sections 6.2, 6.4 and 6.5, AHP shall not be entitled to request the release of the source code from escrow.

     14.7 Amendments. This Agreement and the attached Exhibits constitute the entire agreement relating to the Millennium Bioinformatics Technology between the Parties and supersedes all previous arrangements relating to the Millennium Bioinformatics Technology whether written or oral. Any amendment or modification to this Agreement shall be made in writing signed by both Parties.

     14.8 Headings. The captions or headings of the Sections or other subdivisions hereof are inserted only as a matter of convenience or for reference and shall have no effect on the meaning of the provisions hereof.

     14.9 Assignment. Neither Party may assign this Agreement in whole or in part without the consent of the other, except to a Wholly-Owned Subsidiary, or except if such assignment occurs in connection with the sale or transfer of all or substantially all of the business and assets of Millennium or AHP to which the subject matter of this Agreement pertains.

     14.10 Consents Not Unreasonably Withheld. Whenever provision is made in this Agreement for either Party to secure the consent or approval of the other, that consent or approval shall not unreasonably be withheld, and whenever in this Agreement provisions are made for one Party to object to or disapprove a matter, such objection or disapproval shall not unreasonably be exercised.

        14.11 No Strict Construction. This Agreement has been prepared jointly and shall not be strictly construed against either Party.

        14.12 Severance of Clauses. Each Party agrees that, should any provision of this Agreement be determined by a court of competent jurisdiction to violate or contravene any applicable law or policy, such provision will be severed or modified by the court to the extent necessary to comply with the applicable law or policy, and such modified provision and the remainder of the provisions hereof will continue in full force and effect.

        14.13 Consents. All necessary consents, approvals and authorizations of all government authorities and other persons required to be obtained by such party in connection with execution, delivery and performance of this Agreement have been and shall be obtained.

        14.14 No Conflict. Notwithstanding anything to the contrary in this Agreement, the execution and delivery of this Agreement and the performance of such Party's obligations hereunder (a) do not conflict with or violate any requirement of applicable laws or regulations and (b) do not and shall not conflict with, violate or breach or constitute a default or require any consent under, any contractual obligation of such Party.

        14.15 Knowledge of Pending or Threatened Litigation. Each Party represents and warrants to the other that it is not aware of any pending or threatened litigation (and has not received any communication) which alleges that such Party's activities related to bioinformatics software to date have violated, or by conducting its business as currently proposed to be conducted would violate, any of the intellectual property rights of any other person. To the best of each Party's knowledge, there is no material unauthorized use, infringement or misappropriation of any of the intellectual property rights licensed hereunder.

        14.16 Employee Obligations. Each Party represents and warrants that all of its employees, officers, and consultants have executed agreements or have existing obligations under law requiring, in the case of employees and officers, assignment to such Party of all inventions made during the course of and as the result of their association with such Party and obligating the individual to maintain as confidential such Party's Confidential Information as well as confidential information of a third party which such Party may receive, to the extent required to support such Party's obligations under this Agreement.

        14.17 Full Disclosure. Each Party has disclosed to the other in good faith, all material information such Party believes is relevant to the subject matter of this Agreement, and to such Party's ability to observe and perform its obligations hereunder.

        14.18 Compliance with Applicable Laws and Regulations. Each Party represents and warrants to the other Party that it will comply with all applicable laws and regulations in the delivery or use of the Millennium Bioinformatics Technology hereunder.

        14.19 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of such together shall constitute one and the same instrument.

        IN WITNESS WHEREOF, this Agreement is executed this ___ day of July, 1996, to be effective as of the Effective Date.



WYETH-AYERST RESEARCH DIVISION          MILLENNIUM PHARMACEUTICALS, INC.
OF AMERICAN HOME PRODUCTS
CORPORATION


- ----------------------------            -------------------------------
                                        Steven H. Holtzman


                                        Chief Business Officer
- ----------------------------            -------------------------------
Title                                   Title


- ----------------------------            -------------------------------
Date                                    Date

                                   EXHIBIT A


                     MILLENNIUM BIOINFORMATICS TECHNOLOGY,
                       PLATFORM AND THIRD PARTY SOFTWARE


                     Millennium Bioinformatics Technology:







                         CONFIDENTIAL MATERIALS OMITTED
                           AND FILED SEPARATELY WITH
                     THE SECURITIES AND EXCHANGE COMMISSION

NON-MILLENIUM SOFTWARE OBTAINED FROM MILLENIUM
















                         CONFIDENTIAL MATERIALS OMITTED
                           AND FILED SEPARATELY WITH
                     THE SECURITIES AND EXCHANGE COMMISSION

                                   EXHIBIT B


                          SOURCE CODE ESCROW AGREEMENT


        This Agreement (the "Agreement") is made as of July, 1996 among Millennium Pharmaceuticals, Inc., a Delaware corporation with its principal offices at 640 Memorial Drive, Cambridge, Massachusetts 02139-4815 ("Millennium"), American Home Products Corporation, a Delaware corporation acting through its Wyeth-Ayerst Research Division, with its principal offices at 555 East Lancaster Pike, St. Davids, PA 19087 ("AHP"), and Data Securities International, Inc., a ____________ corporation with its principal offices at _____________________ ("Escrow Agent").

        1. Background. Millennium has licensed or will license the Licensed Program(s) (as defined below) to AHP pursuant to a written software license agreement (a "License Agreement"). Millennium has agreed to place in escrow the Source Code (as defined below) for the Licensed Program, to be released to AHP upon the occurrence of certain events as hereinafter described.

        2. Certain Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

           (a) Licensed Program. The computer program(s), consisting of a series of instructions or statements in machine readable, object code form only, licensed to AHP by Millennium pursuant to a License Agreement.

           (b) Source Code. The version of the source code used by Millennium to generate the Licensed Program, contained on one or more magnetic tapes or other media, together with a print-out of the source code listing.

           (c) Documentation. Explanatory information, whether in machine-readable form or otherwise, which would assist a software engineer in understanding the structure, purpose and operation of the Source Code.

           (d) Information. The Source Code and the Documentation, collectively.

           (e) Update Event. The delivery to AHP of any new release of the Licensed Program or the expiration of twelve months since the most recent Update Event if the Source Code has been modified in the interim.

           (f) Update Information. All information, including without limitation additional and/or replacement Source Code and Documentation, necessary to bring the Information in escrow prior to an Update Event into compliance with the definition of Information contained in Section 2(d) after the occurrence of such Update Event. The term "Information" shall be deemed to include any such Update Information for the purposes of this Agreement.

        3. Appointment of Escrow Agent. Escrow Agent is hereby appointed and accepts appointment to act as escrow agent hereunder.

        4. Fees of Escrow Agent.

           (a) All fees of Escrow Agent in connection with its duties hereunder shall be paid by Millennium.

           (b) Escrow Agent's fees for the initial year of service are due in full within sixty (60) days after the execution of this Agreement. Annual renewal fees will be due in full upon the receipt of invoice unless otherwise specified by the invoice. Late payments are subject to interest at the rate of one and one-half percent per month (18% per annum) from the due date.

           (c) Escrow Agent's fees will be as specified in its standard fee schedule as modified from time to time. Escrow Agent shall notify Millennium at least ninety (90) days prior to any increase in its fees. For any service not listed on its standard fee schedule, Escrow Agent shall provide a price quotation prior to rendering such service.

        5. Representations and Warranties. Millennium represents and warrants to AHP as follows:

           (a) Millennium has the right to enter into and perform this Agreement, to grant to AHP the license granted pursuant to Section 10(a) of this Agreement and to deposit the Information under the terms of this Agreement.

           (b) The Information initially deposited hereunder is reasonably sufficient to enable a software engineer, skilled in the art of computer programming and without recourse to collateral sources of assistance other than commercially available computer programs, to independently compile the Licensed Program and to modify the Licensed Program.

        EXCEPT AS STATED ABOVE, MILLENNIUM DISCLAIMS ALL WARRANTIES, WHETHER EXPRESS OR IMPLIED, WRITTEN OR ORAL, WITH RESPECT TO THE INFORMATION, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS

FOR A PARTICULAR PURPOSE. IN NO EVENT SHALL MILLENNIUM BE LIABLE FOR SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, INCLUDING, BUT NOT LIMITED TO, LOSS OF PROFITS, LOSS OF DATA OR LOSS OF USE DAMAGES, ARISING OUT OF OR WITH RESPECT TO THIS AGREEMENT OR THE INFORMATION.

        6. Deposit of Information into Escrow. Within thirty (30) days after the Bioinformatics JMT (created in accordance with the License Agreement) determines that the Information has satisfied the Acceptance Criteria set forth in the License Agreement, Millennium shall deliver to Escrow Agent one copy of the Information in one or more sealed packages (a "Deposit"), each of which shall be separately labeled and accompanied by a separate written list of its contents in the form of Exhibit B-2 attached hereto (an "Exhibit B-2"). Thereafter, within thirty (30) days after the occurrence of any Update Event, Millennium shall deliver one copy of the Update Information in a sealed package to Escrow Agent accompanied by an Exhibit B-2. Each Exhibit B-2 shall be signed by Millennium prior to submission to Escrow Agent. Upon the delivery of any Update Information to Escrow Agent, Millennium may instruct Escrow Agent to return to it any previously delivered Information (other than the most recent and one previous versions of the Information) which is no longer necessary to satisfy Millennium's obligations under this Agreement.

        7. Acceptance and Storage of Information.

           (a) Upon receipt of any Information hereunder, Escrow Agent shall visually match the accompanying Exhibit B-2 to the labels on the Deposit. Escrow Agent shall not be responsible for verifying the contents of the Deposit or validating the accuracy of Millennium's labeling of the Deposit. If Escrow Agent determines that there is a discrepancy between the Exhibit B-2 and the labels on the Deposit, Escrow Agent shall notify Millennium within five (5) days after receipt thereof, and Millennium shall promptly correct such discrepancy. Acceptance of the Information shall occur when Escrow Agent determines that the Exhibit B-2 matches the labels on the Deposit. Upon acceptance, Escrow Agent shall sign the Exhibit B-2 and mail copies thereof to Millennium and AHP.

           (b) After acceptance, Escrow Agent shall store and maintain the Information in such an environment or facility as Escrow Agent determines, in its discretion, is suitable for the safekeeping of the Information. Escrow Agent shall not permit any person to have access to the Information other than in accordance with this Agreement, and shall maintain security measures, in accordance with reasonable professional standards, to prevent unauthorized access to the Information. Escrow Agent shall not release the Information except in accordance with the provisions of this Agreement.

        8. Inspection of Information. AHP shall have the right at its sole expense from time to time during the term of this Agreement, upon reasonable notice to Escrow Agent and Millennium, to designate a representative to inspect, test and review the Information in the presence of a representative of Escrow Agent and a representative of Millennium, if Millennium so chooses, during normal business hours for the purpose of determining the completeness and adequacy of the Information. Such representative shall be an independent accounting or consulting firm, not employed or regularly retained by or affiliated with AHP, as may be reasonably acceptable to Millennium. As a condition to such inspection, such representative shall execute a confidentiality agreement in form and substance reasonably acceptable to Millennium.

        9. Release and Delivery of Information.

           (a) AHP may request in writing that Escrow Agent deliver the Information to AHP upon the occurrence of any of the following events (a "Triggering Event"):

               (i) If Millennium materially breaches any Section of the License Agreement between Millennium and AHP other than Section 8 or intentionally or with gross negligence discloses Confidential Information of AHP and (A) such breach remains uncured for ninety (90) days after delivery of written notice thereof to Millennium or (B) if such breach is not susceptible to cure within ninety (90) days of the receipt of notice, Millennium is not diligently pursuing a cure; or

               (ii) If Millennium ceases to offer support and maintenance services for the Licensed Program and such cessation continues for ninety (90) days after delivery of written notice thereof to Millennium, unless Millennium shall have made arrangements for the continuation of support and maintenance services for the Licensed Program by another qualified party; or

               (iii) Any failure by Millennium to deliver to Escrow Agent any required Update Information within ninety (90) days after an Update Event, which failure remains uncured for thirty (30) days after delivery of written notice thereof to Millennium.

           (b) Upon receipt by Escrow Agent of notice from AHP of a Triggering Event together with the applicable release request fee, Escrow Agent shall promptly deliver a copy of such notice to Millennium. Escrow Agent shall, ten
(10) days after delivery of
such notice to Millennium, deliver the Information to AHP, unless within such ten (10) day period Millennium shall have delivered to Escrow Agent and AHP a written denial that such Triggering Event has occurred. If Escrow Agent receives such denial within such ten (10) day period, AHP's entitlement to receive the Information under this Agreement shall be resolved by arbitration pursuant to
Section 15 of this Agreement, and Escrow Agent shall retain possession of the Information pending the final determination by the Arbitration Panel, which determination may be relied upon by Escrow Agent without further inquiry.

        10. Possession, Use and Protection of the Information.

           (a) If the Information is released to AHP pursuant to this Agreement, Millennium hereby grants to AHP and its Wholly-Owned Subsidiaries a non-exclusive, royalty-free, fully paid-up, perpetual, non-assignable license to possess and use the Information solely for the internal support and maintenance of the Licensed Program. Except as set forth in Section 10(b), AHP shall not disclose, market, license, sell, distribute, sublicense or in any other manner make the Information available to third parties. AHP shall not under any circumstances copy, duplicate or otherwise reproduce any Information except as required for the internal support and maintenance of the Licensed Program.

           (b) AHP acknowledges and agrees that title to the Information shall remain with Millennium at all times and that the Information shall remain confidential and proprietary to Millennium. If the Information is released to AHP pursuant to this Agreement, the Information shall be received and held by AHP in confidence until it falls into the public domain without breach of this Agreement by AHP. AHP shall limit use of and access to the Information to such of its employees (or third parties reasonably acceptable to Millennium) as are directly involved in the internal support and maintenance of the Licensed Program and who are bound by written agreement to preserve the confidentiality thereof. AHP shall promptly report to Millennium any actual or suspected violation of this Section 10 and shall take all reasonable further steps requested by Millennium to prevent or remedy any such violation.

        11. Termination.

           (a) This Agreement shall continue in effect with respect to AHP until the termination or expiration of the License Agreement between Millennium and AHP unless sooner terminated by the written agreement of Millennium and AHP or for non-payment of Escrow Agent's fees pursuant to Section 11(b) below.

           (b) This Agreement shall have an initial term of one year, commencing on the date set forth above in the first sentence of this Agreement (the "Effective Date"). This Agreement shall automatically be renewed for additional one-year periods upon receipt by Escrow Agent of the specified renewal fees. The initial "Renewal Date" of this Agreement is one year from the Effective Date and in succeeding years is one year from the most recent Renewal Date. In the event that the renewal fees are not received within thirty (30) days prior to the Renewal Date, Escrow Agent shall notify Millennium and AHP that this Agreement will expire on the Renewal Date unless the renewal fees are paid. If Escrow Agent does not receive the renewal fees by the Renewal Date, this Agreement shall expire on the Renewal Date without further notice and without liability of Escrow Agent to the parties to this Agreement.

           (c) If this Agreement expires or is otherwise terminated with respect to AHP, all duties and obligations of Escrow Agent to AHP and Millennium shall terminate. If Millennium requests the return of the Information upon expiration or termination of this Agreement, Escrow Agent shall return the Information to Millennium only after Escrow Agent's outstanding invoices and deposit return fees have been paid. If such fee(s) are not received by Escrow Agent within thirty (30) days after expiration or termination of this Agreement Escrow Agent shall, at its option, destroy or return the Information to Millennium.

        12. Responsibilities and Liabilities of Escrow Agent. Escrow Agent shall not be liable under this Agreement with respect to the condition or contents of the Information or for any action taken or omitted in compliance with this Agreement in good faith and in the exercise of Escrow Agent's own good judgment or in reliance on advice of Escrow Agent's counsel or for any other cause unless a court of competent jurisdiction finds that Escrow Agent's conduct was (i) willful misconduct, (ii) fraudulent, (iii) grossly negligent, (iv) in bad faith or (v) in disregard of or contrary to the terms of this Agreement. Escrow Agent shall be obligated only for the performance of such duties as are specifically set forth in this Agreement and may rely and shall be protected in relying on or refraining from acting on any order or instrument reasonably and actually believed by it to be genuine and to have been signed or presented by the proper party or parties. Escrow Agent shall not be responsible for or be required to enforce any of the terms or conditions of any agreement between Millennium and AHP. Escrow Agent shall not be responsible or liable in any manner whatsoever for the performance by Millennium or AHP of their respective obligations under this Agreement.

        13. Resignation and Discharge; Successor Escrow Agent.

           (a) Escrow Agent may resign at any time, effective on such date specified in a written notice of resignation delivered to Millennium and AHP at least ninety (90) days prior to such effective date. Escrow Agent may be discharged at any time, with or without cause, by written agreement of Millennium and AHP, effective upon receipt of written notice of such discharge from Millennium. The resignation or discharge of Escrow Agent shall not affect the right of Escrow Agent to be paid for its services through the date of resignation or discharge.

           (b) In the event of the resignation or discharge of Escrow Agent, Millennium shall appoint a successor Escrow Agent who shall be reasonably acceptable to AHP, and such successor Escrow Agent shall assume the rights, powers and responsibilities of Escrow Agent hereunder upon its written agreement to act as Escrow Agent hereunder and to become a party hereto.

           (c) Escrow Agent's obligations hereunder shall terminate upon the effective date of its resignation or discharge, except that it shall continue to hold the Information in accordance with this Agreement until a successor Escrow Agent is appointed, at which time Escrow Agent shall deliver the Information to such successor Escrow Agent. If no successor Escrow Agent is appointed within thirty (30) days after the effective date of such resignation or discharge, Escrow Agent shall deliver the Information to the Arbitration Panel pursuant to
Section 15, shall give written notice of the same to Millennium and AHP and shall have no further responsibility with respect thereto.

        14. Indemnification. Millennium and AHP, jointly and severally, agree to indemnify and hold Escrow Agent harmless against any loss, liability or expense incurred by Escrow Agent as a result of any action taken or omitted in compliance with this Agreement in good faith and in the exercise of Escrow Agent's own good judgment or in reliance on advice of Escrow Agent's counsel or for any other cause unless a court of competent jurisdiction finds that Escrow Agent's conduct was (i) willful misconduct, (ii) fraudulent, (iii) grossly negligent, (iv) in bad faith or (v) in disregard of or contrary to the terms of this Agreement.

        15. Arbitration. Any dispute regarding the occurrence or non-occurrence of a Triggering Event shall be submitted to arbitration before a panel of arbitrators selected in accordance with the commercial rules of the American Arbitration Association (the "Arbitration Panel"). If the Arbitration Panel determines that a Triggering Event has occurred with respect to AHP, Escrow Agent shall immediately release the Information to AHP, provided that if it is subsequently determined pursuant to a final adjudication of the dispute that a Triggering Event has not occurred, AHP shall immediately cease use of the Information, shall return the Information to Escrow Agent, and shall destroy all other copies of the Information, or any part thereof, in its possession. If the Arbitration Panel determines that a Triggering Event has not occurred, Escrow

Agent shall continue to hold the Information in accordance with this Agreement. The proceedings of the Arbitration Panel shall be held, and any determination of the Arbitration Panel shall be deemed to have been made, in Boston, Massachusetts. All questions of law shall be decided in accordance with the laws of the Commonwealth of Massachusetts.

        16. Notices. All notices required or permitted hereunder shall be given in writing and shall be deemed delivered upon (i) delivery by messenger or overnight courier service or (ii) three (3) days following the date of mailing by registered or certified mail, postage prepaid, addressed to Millennium, AHP or Escrow Agent at the applicable address set forth in Exhibit B-1 attached hereto. Any party may change its address by ten (10) days' written notice given to the other party in the manner set forth in this Section 16.

        17. Governing Law. This Agreement is made in and shall be construed in accordance with the laws of the Commonwealth of Massachusetts.

        18. No Waiver. No delay or omission by any party in exercising any right under this Agreement shall operate as a waiver of that or any other right. A waiver or consent given by a party on any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

        19. Severability. In the event that any provision of this Agreement shall be invalid, illegal or otherwise unenforceable, the validity, legality and enforceability of the remaining provisions shall in no way be affected or impaired thereby.

        20. Successors and Assigns. Neither Millennium nor AHP may assign this Agreement without the written consent of the other, except that no such consent shall be required for an assignment in connection with the sale of all or substantially all of a party's business by merger, sale of stock, sale of assets or otherwise. Escrow Agent may not assign this Agreement without the written consent of Millennium and AHP. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties, their respective executors, administrators, successors and assigns.

        21. Amendment. This Agreement may be amended or modified only by a written instrument executed by Escrow Agent, Millennium and AHP.

        22. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute but one agreement binding on the parties.

        23. Captions. The captions of the sections of this Agreement are for convenience of reference only and in no way define, limit or affect the scope or substance of any section of this Agreement.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as a sealed instrument as of the day and year set forth above.

MILLENNIUM PHARMACEUTICALS, INC.        AMERICAN HOME PRODUCTS
                                        CORPORATION


By:____________________________         By:_________________________


Title:_________________________         Title:_______________________



DATA SECURITIES INTERNATIONAL, INC.


By:________________________________


Title:_____________________________

                                   Exhibit B-1


                           DESIGNATED REPRESENTATIVES


Notices to Millennium                           Invoices should
should be addressed to:                         be addressed to:

Address:        _________________               _______________________
                _________________               _______________________
                _________________               _______________________

Designated
Representative: _________________               _______________________
Telephone:      _________________               _______________________


Notices to AHP
should be addressed to:

Address:        _________________
                _________________
                _________________

Designated
Representative: _________________               _______________________
Telephone:      _________________               _______________________



Deposits and notices to Escrow                  Invoice inquiries and
Agent should be addressed to:                   payments to Escrow Agent
                                                should be addressed to:


Escrow Agent:   __________________              _______________________

Address:        __________________              _______________________
                __________________              _______________________
                __________________              _______________________

Designated
Representative: __________________
Telephone:      __________________

                                                                     Exhibit B-2

                        DESCRIPTION OF DEPOSIT MATERIALS

Deposit Account Number: ___________________________

Account Name: _____________________________________

Exhibit B-2 Number: _________________________________

Millennium, pursuant to a Source Code Escrow Agreement dated ______________, 19___ among Millennium, AHP and Escrow Agent (as defined therein), hereby deposits the below described materials into the above-referenced Deposit Account. The Deposit type is: (check space that applies)

____ Initial              ____ Supplemental             ____ Replacement
     Deposit                   Deposit                       Deposit

If Replacement then destroy Deposit _____ or return Deposit _____

If no Deposit type has been checked, the materials will be deemed to be an Initial or Supplemental Deposit.

DEPOSIT MATERIALS

Name:__________________________________  Version:________________________
Date:__________________________________  Compiler:_______________________
Application:_____________________________________________________________
Utilities needed:________________________________________________________
Special operating instructions:__________________________________________
_________________________________________________________________________
_________________________________________________________________________

Item Description                        Media                   Quantity
- ----------------                        -----                   --------



Millennium certifies that the                   Accepted:
above described materials
have been delivered/sent to
Escrow Agent

By:___________________________________    By:___________________________________
Name:_________________________________    Name:_________________________________
Title:________________________________    Title:________________________________
For:__________________________________    For:__________________________________
Date:_________________________________    Date:_________________________________

                                   EXHIBIT C





Designated Contacts

        Primary Contact:   ____________________
                           Phone number:  _________________
                           E-Mail address:_________________

        Secondary Contact: ____________________
                           Phone number:  _________________
                           E-Mail address:_________________